LOAN AGREEMENT

AGREEMENT made this 25th day of March, 2009, and effective as of April 24, 2009 by and between DVL MORTGAGE HOLDINGS, LLC, a Delaware limited liability company with an address of c/o DVL, Inc., 70 E. 55th Street, 7th Floor, New York, New York 10022-3392 ("Borrower") and HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY, with a mailing address of 483 Main Street, Harleysville, Pennsylvania 19438 ("Lender").

WITNESSETH:

A. Lender is prepared to lend Borrower the total sum of Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

Section 1. THE LOAN

1.1 Purpose and Amount. Lender will lend or advance for the account of Borrower an amount not exceeding in the aggregate the gross sum of Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00) [the "Loan"]. The Loan shall be advanced by Lender and applied upon the conditions and subject to the provisions hereinafter set forth. The proceeds of the Loan, once advanced and repaid, are not available for reborrowing.

1.2 Note and Collateral Assignments. Borrower's obligation to repay the Loan and any other sums loaned to Borrower by Lender is evidenced by a Term Note of even date herewith in the principal amount of Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00) [the "Note"] providing for payment, rate of interest, and such further terms as therein set forth. The repayment of the Note is secured by certain Collateral Assignments of Note, Mortgage and Other Documents from Borrower to Lender of even date herewith (the "Collateral Assignments") with respect to mortgage financings provided by Borrower to Columbus Associates, Clinton Associates, Giddings Associates and Edna Associates (the "Real Estate Holding Companies") with respect to certain real properties owned by the Real Estate Holding Companies located in the City of Columbus, Colorado County, Texas, the City of Clinton, DeWitt County, Illinois, the City of Giddings, Lee County, Texas and the City of Edna, Jackson County, Texas, respectively (the "Properties").

1.3 Additional Security. As additional security for the performance by Borrower of its obligations under the Note, the Collateral Assignments and this Agreement, Borrower shall deliver, or cause to be delivered, to Lender at or before closing hereunder, the following documents (which documents, together with the Note, the Collateral Assignments, this Agreement and all other documents relating to the Loan are collectively called the "Loan Documents"):

(a) Guaranty. A Guaranty and Suretyship Agreement (the "Guaranty"), pursuant to the terms of which DVL, Inc., a New York corporation (hereinafter referred to as the "Guarantor") becomes surety to Lender for the obligations of Borrower under the Note, the Collateral Assignments and the other Loan Documents.

(b) Environmental Indemnification Agreement. An Environmental Indemnification Agreement, pursuant to the terms of which Borrower and the Guarantor agree to indemnify, defend and hold harmless Lender, its directors, officers, employees and agents from any losses, liabilities, damages, liens, expenses, charges, costs, penalties, fines, injunctions, suits, claims, judgments or demands imposed, at any time, upon the Properties and/or imposed upon, or incurred by, Lender in connection with environmental matters.

Section 2. BORROWER'S REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. Borrower specifically represents and warrants to Lender that as long as credit remains available to Borrower or there is any outstanding balance due under this Agreement, the Note and the Collateral Assignments:

(a) Borrower and the Guarantor (i) have full power and authority to engage in all the transactions contemplated by this Agreement and (ii) have full power, authority and legal right to execute and deliver, and to comply with their respective obligations under the Loan Documents, which documents constitute the legally binding obligations of Borrower and the Guarantor (to the extent that each is a party thereto) enforceable against Borrower and the Guarantor in accordance with their respective terms.

(b) There is no suit, action, or proceeding pending or threatened against or affecting Borrower, the Guarantor, or the Properties before or by any court, administrative agency or other governmental authority which brings into question the validity of the transactions contemplated hereby or would interfere with the ability of Borrower or the Guarantor to comply with the terms hereof.

(c) Borrower is a limited liability company duly organized, validly existing and in good standing in the State of Delaware, is fully qualified and authorized to do business in the Commonwealth of Pennsylvania, and has full power and authority to consummate the transactions contemplated hereby.

(d) Neither the execution nor delivery of this Agreement, the Note, the Collateral Assignments or any other Loan Document or the security or collateral relating hereto or thereto will conflict with or result in a breach of any of the provisions of the Operating Agreement or Certificate of Organization of Borrower, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which Borrower or the Guarantor is a party or by which any of them is bound, or constitute a default under any thereof, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower or the Guarantor or the Properties, or any other property of Borrower other than those created under this transaction in favor of Lender.

(e) No consent, approval or other authorization of or by any court, administrative agency or other governmental authority or any other entity is required in connection with the execution or delivery by Borrower or the Guarantor of the Loan Documents, or compliance with the provisions hereof or of any of the Loan Documents.

(f) The current use of each of the Properties complies with applicable zoning ordinances and all regulations affecting the Properties and all governmental requirements for such use have been satisfied. Borrower has received no notice with respect to the Properties from any governmental authority of any violation of any codes, zoning or use regulations or other laws or ordinances.

(g) All balance sheets, earnings statements and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement or otherwise in connection herewith or with the Loan Documents, do or will fairly represent the financial condition of Borrower or the Guarantor, as the case may be, as of the respective dates thereof and the results of its or their operations for the period for which the same are furnished to Lender and have been or will be prepared in accordance with generally accepted accounting principles consistently applied (except as to the fee owners of the Properties, which are real estate holding companies whose accounting is not performed in accordance with GAAP), and all other information, reports and other papers and data furnished to Lender are or will be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. There are no material liabilities of any kind of Borrower or the Guarantor as of the date of the most recent financial statements which are not reflected therein, and there have been no material adverse changes in the financial condition or operation of Borrower or the Guarantor since the date of such financial statements.

(h) There is no default on the part of Borrower or the Guarantor under this Agreement, the Note, the Collateral Assignments, or any of the other Loan Documents, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default under any thereof.

(i) All documentation heretofore submitted to Lender and to Lender's counsel by Borrower is accurate and complete in all material respects in accordance with the terms of such documentation, and with the purposes for which it was so submitted.

(j) Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority; and no part of the Properties is, as of the date hereof, to Borrower's actual knowledge, either (a) taken by, or under cloud of, eminent domain proceedings, or (b) threatened in writing with any title proceeding.

(k) The Properties are not subject to any leases or other occupancy rights, except as set forth on the most recent schedule of leases delivered to and approved by Lender. No tenant or any other party has any option or right to purchase the Properties or any part of the Properties.

(l) There exists no secondary financing in this transaction. For such purposes, "secondary financing" is defined as financing secured or intended to be secured by a lien on the Properties that is equal, junior or subordinate to the Collateral Assignments.

(m) Since the submission of Borrower's application to Lender for the subject financing: (i) no event or series of events has or have intervened which would either individually or collectively adversely affect the Properties in any material way; and (ii) there has been no material adverse change in the financial condition of Borrower or in the nature of any of the Properties.

2.2 Survival of Representations and Warranties. All of the representations and warranties of Borrower as set forth in this Agreement shall survive the making of this Agreement and the full repayment of the Loan.

Section 3. CONDITIONS PRECEDENT

3.1 Initial and Additional Loan Advances. The obligations of Lender to make the initial advance and all additional advances under the Loan are subject to the following conditions precedent:

(a) Representations and Warranties. The representations, covenants and warranties made by Borrower in this Agreement shall be true and correct on and as of the date of such additional advance, if any.

(b) No Default. There shall be no Event of Default under this Agreement, the Note, the Collateral Assignments, or any other Loan Document (or an event which would be an Event of Default but for the passage of time or the giving of notice or both).

(c) Delivery of Loan Documents. All of the Loan Documents shall have been duly executed and delivered to Lender, and the Collateral Assignments, Financing Statements and other recordable Loan Documents, shall have been recorded in the appropriate public offices.

(d) Delivery of Other Documents. Borrower shall have delivered, or caused to be delivered, to Lender the following:

(i) Property and Liability Insurance. Evidence of fire insurance with extended coverage, contingent and commercial general liability insurance and such other insurance (including federal flood insurance if required by law) as Lender may require, covering any loss or damage to the Properties or to persons or other property in, on, or about the Properties, howsoever such loss or damage may arise. Borrower shall use commercially reasonable efforts to cause such policies to be endorsed so as to obligate the insurer to give not less than thirty (30) days notice to Lender prior to expiration or cancellation of such policies or material change in the coverage thereof.

(iii) Opinion of Borrower's Counsel. The opinion of Borrower's counsel dated as of the date hereof and in form and substance satisfactory to Lender and Lender's counsel, from counsel acceptable to Lender.

(iv) Limited Liability Company Documents. Certified copies of the Operating Agreement and Certificate of Organization of Borrower and any amendments thereto and such other documents, resolutions or authorizations as may be required to establish the power and authority of Borrower to execute and deliver, as the case may be, this Agreement, the Note, the Collateral Assignments and the other Loan Documents.

(v) Leasing Documents. True and correct copies of any and all leases now or hereafter entered into with respect to the Properties. Within ninety (90) days following the date hereof, Borrower shall deliver to Lender estoppel letters from all commercial tenants thereunder confirming that no defaults exist under the terms of the respective leases and such other information as shall be reasonably required by Lender.

(vi) Environmental Reports. Copies of the existing environmental reports in Borrower's possession confirming that there is no evidence that there are any hazardous substances contained in, on, above or under the Properties.

(vii) Appraisals. A FIRREA appraisal by an outside appraiser selected and engaged by Lender showing an "as is" value for the Properties sufficient to support a loan-

to-value ratio which satisfies Lender's underwriting criteria, together with a satisfactory appraisal review (at Borrower's expense).

(e) Fees, Charges and Premiums. Borrower shall have paid or reimbursed to Lender all recording, filing and conveyancing fees in connection with the closing, for any closing or subsequent charges including, without limitation, Lender's fees, transfer taxes and title insurance fees, costs or premiums assessed against Borrower, and for the legal fees and disbursements of Lender's counsel in connection with the Loan. At Lender's option any or all such fees shall be disbursed from the proceeds of the Loan.

Section 4. LOAN FUNDING

4.1 Funding; Excess Funding. Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender (subject to the terms and conditions herein set forth), the full principal sum of the Loan. Lender shall have the right, but not the obligation, to fund amounts in excess of the Loan, to pay accrued and unpaid interest, or to correct any defaults under any of the Loan Documents (provided, however, that no such corrective action taken by Lender shall be deemed to cure Borrower's default). Any excess amount so funded shall be evidenced by the Note to the fullest extent possible and by this Agreement. Such excess amount shall bear interest at the Default Rate (as defined in the Note) and shall be secured by the Collateral Assignments and the other Loan Documents. Borrower hereby agrees to execute additional notes, mortgages and other additional documents and modifications thereto, evidencing and securing amounts funded in excess of the Loan, promptly upon request by Lender.

Section 5. BORROWER'S COVENANTS

5.1 Deposit Requirement. As consideration for the extension of credit by Lender to Borrower, Borrower agrees to keep on deposit with Lender in interest and/or non-interest bearing accounts collected funds in an average amount not less than Two Hundred Fifty Thousand Dollars ($250,000.00) (hereinafter referred to as the "Required Balance"). Lender will calculate the average deposit balance, as well as any other computations necessary, according to its standard procedure or by any other procedure or procedures which Lender in its sole discretion shall deem reasonable.

5.2 Financial Statements and Information.

(a) Borrower shall furnish Lender, within one hundred twenty (120) days after the end of each fiscal year of Borrower, with financial statements reflecting, in reasonable detail, a balance sheet and profit and loss statement for Borrower including contingent liability schedules, with notes to the financial statements, all audited by a certified public accountant acceptable to Lender. Such financial statements may be consolidated with the parent company's statements.

(b) Borrower shall furnish Lender copies of its federal income tax returns (including all schedules thereto) within fifteen (15) days after the filing thereof.

(c) Borrower shall furnish Lender, within one hundred twenty (120) days after the end of each fiscal year of Borrower, with financial statements of the Real Estate Holding Companies reflecting, in reasonable detail, a balance sheet for the operation of the Properties, a fully itemized statement of the gross income and expenses of the Properties for such fiscal year, and a balance sheet and profit and loss statement for the Real Estate Holding Companies, certified by the respective Real Estate Holding Company as true, correct and complete.

(d) Borrower shall furnish Lender copies of the federal income tax returns (including all schedules thereto) of the Real Estate Holding Companies within fifteen (15) days after the filing thereof.

(e) Borrower agrees to make the books and accounts relating to the Properties and Borrower's operations available for inspection by Lender, or its representatives, upon written request at any reasonable time and further agrees to furnish Lender with such additional financial statements or information as may be requested from time to time by Lender.

(f) Borrower shall cause each guarantor or surety of the loan secured hereby to furnish Lender such financial information as may be requested from time to time by Lender including (i) financial statements in a form satisfactory to Lender and (ii) copies of federal income tax returns (including all schedules thereto).

5.3 Affirmative Covenants. Borrower covenants and agrees that:

(a) Borrower shall notify Lender immediately upon becoming aware of the breach of any material condition contained in any leases for all or any portion of the Properties by any lessee thereunder and Borrower shall make all commercially reasonable efforts to cause said breach to be cured by the lessee.

(b) Borrower shall indemnify and save Lender harmless from any and all loss or damage of whatsoever kind and nature and from any suits, claims, or demands, including Lender' reasonable legal fees and expenses, on account of any matter or thing arising out of this Agreement or in connection herewith, or on account of any act or omission to act by Borrower in connection with this Agreement including without limitation from the claims of any brokers arising by reason of the execution of the Loan Documents or the consummation of the transaction contemplated hereby. Such obligation shall survive repayment of the Loan.

(c) Borrower shall pay or reimburse to Lender all reasonable out of pocket expenses of Lender incurred in connection with the preparation of the Loan Documents, including without limitation Lender' reasonable counsel fees, and shall pay all reasonable costs and expenses required to satisfy the conditions of this Agreement. Without limiting the generality of the foregoing, Borrower shall also pay: (i) all taxes and recording expenses, including documentary stamp taxes, if any; and (ii) any and all fees and commissions lawfully due to brokers in connection with the Loan.

5.4 Negative Covenants. In addition to those provisions contained elsewhere in this Agreement, Borrower agrees not to do any of the following without Lender's prior written consent:

(a) Permit the fee title to the Property to be other than as such title currently exists.

(b) Permit any change in the management of Borrower as such entity is currently managed.

(c) Assign, pledge or encumber this Agreement or any funds held pursuant hereto, and no such assignment, pledge or encumbrance shall be effective.

(e) Create, incur, guarantee, assume or suffer to exist any indebtedness, either secured or unsecured, except (i) indebtedness to Lender, or (ii) open account trade debt incurred in the ordinary course of business and not past due.

5.5 Other Covenants. Borrower further covenants as follows:

(a) Security Agreements and Financing Statements. As of the date of closing hereunder, there shall be no matters of record with respect to the Properties other than those in the lender's policy of title report accepted by Lender at the time of closing.

(b) Control and Ownership. Until the Loan is repaid in full, (i) Borrower shall continue its legal existence unchanged, and (ii) no interest in Borrower shall be altered or created whether by conveyance of assets, by transfer of partnership interest, by sale of stock or otherwise, without first having obtained Lender's written consent thereto.

Section 6. DEFAULTS

6.1 Events of Default. Each of the following is an event of default hereunder ("Event of Default"):

(a) the occurrence of an event of default under any of the other Loan Documents, following the expiration of the applicable notice and grace periods, if any;

(b) if Borrower shall have failed to observe and perform any of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement and, if such failure relates to a matter not otherwise dealt with in this Section 6.1, such failure continues for ten (10) days after written notice from Lender with respect to a monetary default or thirty (30) days after written notice from Lender with respect to a non-monetary default;

(c) if any representation or warranty of Borrower hereunder shall prove to be incorrect in any material respect as of the date of the execution hereof, or any statement or certificate furnished by Borrower or the Guarantor hereunder proves to be inaccurate or untrue in any material respect as of the date as to which the facts therein set forth were stated or certified; or

(d) the filing of any federal tax lien against Borrower or the Guarantor or against any property of Borrower or of the Guarantor which is not dismissed or bonded over within thirty (30) days after the filing.

6.2 Lender's Rights and Remedies.

(a) Upon any Event of Default, Lender may exercise any or all of the following rights and remedies as it may deem necessary or appropriate:

(i) Declare immediately due and payable all monies advanced under the Note and/or pursuant to this Agreement which are then unpaid, with all arrearages of interest (and, accordingly, accelerate payment thereof, notwithstanding any contrary terms of payment stated therein); and/or

(ii) Incur and pay expenses in excess of the Loan to protect Lender's rights under this Agreement and its interest in the collateral for the Loan, which payments shall be deemed to have been paid to Borrower and secured by the Collateral Assignments and the other Loan Documents.

(b) The remedies provided in this Agreement are cumulative and shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested

in Lender under the Loan Documents or otherwise at law or in equity, all of which rights and remedies are specifically reserved by Lender. Failure of Lender to exercise any remedy shall not constitute a waiver of Lender's rights for that default nor for any further or future default. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of a default hereunder, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder, unless, in the exercise of said rights, Lender realizes all amounts owed hereunder or under the other Loan Documents.

(c) Borrower agrees that all property of Borrower which may hereafter be deposited with or come into the possession of Lender shall be applicable to secure the payment of the indebtedness evidenced and secured by the Loan Documents, and for this purpose Lender is hereby given a lien on and a security interest in all thereof, and for such purpose this Agreement shall constitute a security agreement under the Uniform Commercial Code.

Section 7. MISCELLANEOUS

7.1 Lender's Discretion. With respect to any provision of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

7.2 No Third Party Beneficiaries. No part of the Loan will at any time be subject or liable to attachment or levy at the suit of any creditor of Borrower or of any other interested party. This Agreement is solely for the benefit of Lender and Borrower and no third parties shall have any right herein or hereunder.

7.3 Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing duly executed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

7.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be sent to the party to receive such notice at its address set forth in the heading of this Agreement, or to such other address as either party may designate from time to time by notice to the other in the manner set forth herein. A notice shall, for all purposes, be deemed given and received: (a) if hand delivered to a party against receipted copy, when the copy of the notice is receipted; (b) if given by a nationally recognized and reputable overnight delivery service company, the day on which the notice is delivered by the delivery service company to such party; or (c) if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the United States Postal Service.

7.6 Headings. The headings preceding the text of the sections and subsections of this Agreement are used solely for convenience of reference and shall not affect the meaning, construction, or effect of this Agreement.

7.7 Parties to Agreement. Borrower shall not assign this Agreement without the prior written consent of Lender, and any assignment in violation hereof shall be of no force and effect and shall constitute an Event of Default hereunder. Subject to the previous sentence, this Agreement shall extend to and bind the parties hereto, their respective successors and assigns. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

7.8 No Waiver; Enforcement. No advance of proceeds of the Loan hereunder shall constitute a waiver of any of the conditions to Lender's obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided. All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so.

7.9 Lender Approval. All proceedings taken in connection with the transactions provided for herein, all surveys, appraisals and documents required or contemplated by this Agreement or any other of the Loan Documents (and the persons responsible for the execution and preparation thereof), and of all leases, bonds, policies of insurance and other documents shall be satisfactory to Lender, and Lender's counsel shall have received copies (or certified copies where appropriate in such counsel's judgment) of all documents which they may request in connection therewith.

7.10 No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender, and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement. Lender shall not be in any way liable or responsible for the payment of any claims arising out of or in connection with the acts of Borrower in connection herewith by reason of the provisions hereof or otherwise.

7.11 Choice of Law and Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (excluding the laws applicable to conflicts or choice of law). Borrower hereby irrevocably consents to the exclusive jurisdiction of the courts of the County where lender's office listed above is located within the Commonwealth of Pennsylvania or any federal court sitting therein; provided that nothing contained in this Agreement will prevent Lender from enforcing any award or judgment or exercising any rights against Borrower, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both Lender and Borrower. Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

7.12 Waiver of Jury Trial. Borrower and Lender as an independent covenant, irrevocably waive jury trial and the right thereto in any and all actions or proceedings between Borrower and Lender whether hereunder, under any of the other Loan Documents, or under any other agreements, notes, papers, instruments or documents heretofore or hereafter executed, whether similar or dissimilar.

7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

7.14 Capacity; Transfers. Lender shall have the right to hold all or any portion of its interest in the Loan (including without limitation its rights as assignee under the Collateral Assignments) in a subsidiary or in any other format or structure designated by Lender. Lender

shall have the unrestricted right to sell, syndicate or assign the Loan or interests therein in whole or in part and/or to grant participation interests therein.

7.15 Post Closing Compliance. Borrower agrees to execute, re-execute, cause the Guarantor or other third parties involved in the loan transaction to execute and/or re-execute and to deliver to Lender or its legal counsel, as may be deemed appropriate, any document or instrument signed in connection with the Loan which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the closing of the Loan, but which was not so signed and delivered. Borrower agrees to comply with any written request by Lender within ten (10) days after receipt by Borrower of such request.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS:

Lorraine Bolger
ASST. SECRETARY

DVL MORTGAGE HOLDINGS, LLC, a Delaware limited liability company

By: DVL, INC., a Delaware corporation, its sole Member

By: ______________________
Alan E. Casnoff, President

HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY

By: ______________________
~~Michael L. Pickert, Vice President~~
Ryan S. Crouthamel, Banking Officer